FIRST AMENDMENT
                                       TO
                            SHARE EXCHANGE AGREEMENT


         FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT, dated as of July 23, 1998 (the "Amendment"), by and between SUNBURST ACQUISITIONS I, INC., a Colorado corporation (the "Sunburst"), and MONTAGUE LIMITED, an Isle of Man company ("Montague").

         WHEREAS, Sunburst and Montague have entered into that certain Share Exchange Agreement, dated as of May 19, 1998 (the "Share Exchange Agreement"), whereby Sunburst agreed to acquire all of the shares of common stock of INVU PLC, a company incorporated under English law ("INVU") held by Montague and Halcyon Enterprises PLC, a company incorporated under English law ("Halcyon") in exchange for shares of common stock of Sunburst (the "Exchange"), upon the terms and subject to the conditions set forth in the Share Exchange Agreement; and

         WHEREAS, the parties now desire to supplement and amend the Share Exchange Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, and subject to the terms and conditions set forth herein, the parties agree as follows:

     1. Definitions. Section 1 of the Share Exchange Agreement is hereby amended by deleting the definitions of "Hamilton Shareholders" and "Offering Funds" set forth therein.

     2. Exchange of INVU Common Stock. Section 2.3 of the Share Exchange Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "2.3     EXCHANGE OF INVU COMMON STOCK.  The INVU Common
         Stock shall be exchanged in the Share Exchange as follows:

                           Each   share  of  INVU   Common   Stock   issued  and
                  outstanding  prior to the Effective Date will be exchanged for
                  150.6054091 shares of Sunburst Common Stock, equaling in the aggregate 26,506,552 shares of Sunburst Common Stock, which shares will represent in the aggregate 87.75% of the issued and outstanding Sunburst Common Stock assuming the conversion of the Sunburst Preferred Stock and the issuance of the Sunburst Common Stock to Consultant pursuant to the agreement set forth in Section 5.2 of the Sunburst Disclosure Schedule. No share of Sunburst Common Stock shall be affected in any manner by the consummation of the Share Exchange."

     3. Expiration Date. Section 3.1 of the Share Exchange Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "3.1 TIME AND PLACE OF CLOSING. Subject to the fulfilment of the conditions precedent in Sections 8 and 9 hereof, the closing of the Share Exchange (the "Closing"), shall, unless otherwise agreed to in writing by the parties or required in connection with the compliance by Sunburst of Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas at 10:00 a.m., local time, on or prior to the 90th day following the date of this Agreement (the "Expiration Date")."

     4. INVU Deposit. Section 6.8 of the Share Exchange Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "6.8 INVU DEPOSIT. INVU shall deposit $500,000 into an account maintained by INVU Services within four (4) days of the execution of that certain First Amendment to Share Exchange Agreement (the "Initial INVU Deposit")."

     5. Conditions to Sunburst Obligations. Section 8(i) of the Share Exchange Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "(i) The Initial INVU Deposit shall have been deposited into an account maintained by INVU Services within four (4) days of the execution of that certain First Amendment to Share Exchange Agreement."

     6. Conditions to Montague Obligations. Section 9(o) of the Share Exchange Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "(o) The Initial INVU Deposit shall have been deposited into an account maintained by INVU Services within four (4) days of the execution of that certain First Amendment to Share Exchange Agreement."

     7. Issuance of Shares. Section 10.3 of the Share Exchange Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "10.3 ISSUANCE OF SHARES TO CONSULTANT. Simultaneously with the consummation of the Share Exchange, the Consultant shall receive 1,510,344 shares of Sunburst Common Stock, which shares will represent in the aggregate 5.0% of the issued and outstanding Sunburst Common Stock assuming the conversion of the Sunburst Preferred Stock and the consummation of the Share Exchange."

     8. Additional INVU Deposit. Section 10 of the Share Exchange Agreement is hereby amended by adding the following Sections thereto:

                  "10.4    ADDITIONAL INVU DEPOSIT.  Within 14 days after the
         consummation of the Share Exchange, INVU shall deposit an additional $500,000 into the account maintained by INVU Services and established in connection with Section 6.8 hereof."

                  "10.5 STOCK SPLIT. After consummation of the Share Exchange, Montague agrees to cause a 2.4 to 1 reverse split (the "Reverse Split") of the Sunburst Common Stock to be effectuated, subject to the approval of the Board of Directors of Sunburst, compliance with all applicable proxy rules under the Exchange Act and approval of the shareholders of Sunburst. Montague agrees to vote all of its Sunburst Common Stock in favor of such Reverse Split."

     9. Terms. All capitalized terms not defined in this Amendment shall have the meanings given to them in the Share Exchange Agreement.

     10. Continuation of Share Exchange Agreement. Except as expressly modified in this Amendment, the terms of the Share Exchange Agreement remain in full force and effect.

     11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     12. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Sunburst and Montague have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                   SUNBURST ACQUISITIONS I, INC.


                                                   By:   /s/ Jay Lutsky
                                                         -----------------------
                                                   Name:  Jay Lutsky
                                                   Title: President



                                                   MONTAGUE LIMITED


                                                   By:   /s/ David Morgan
                                                         -----------------------
                                                   Name:  David Morgan
                                                   Title: Attorney-In-Fact